Exhibit 10.5

200 STATE STREET

BOSTON, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

GLL 200 STATE STREET, L.P.,

a Delaware limited partnership

(“LANDLORD”)

AND

CENTREXION THERAPEUTICS CORPORATION

a Delaware corporation

(“TENANT”)

TABLE OF CONTENTS

1.	Basic Lease Information	1
2.	Lease Grant	4
3.	Possession	5
4.	Rent	5
5.	Compliance with Laws; Use	12
6.	Security Deposit	12
7.	Services to be Furnished by Landlord	14
8.	Leasehold Improvements	15
9.	Repairs and Alterations	15
10.	Use of Electrical Services by Tenant	17
11.	Entry by Landlord	18
12.	Assignment and Subletting	18
13.	Liens	20
14.	Indemnity and Waiver of Claims	21
15.	Insurance	22
16.	Subrogation	22
17.	Casualty Damage	22
18.	Condemnation	23
19.	Events of Default	24
20.	Remedies	25
21.	Limitation Of Liability	27
22.	No Waiver	27
23.	Quiet Enjoyment	27
24.	[Intentionally Omitted]	27
25.	Holding Over	27
26.	Subordination to Mortgages; Estoppel Certificate	28
27.	Attorneys’ Fees	28
28.	Notice	29
29.	Excepted Rights	29
30.	Surrender of Premises	29
31.	Miscellaneous	30
32.	Entire Agreement	33

i

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 24th day of October 2016, by and between GLL 200 STATE STREET, L.P., a Delaware limited partnership (“Landlord”), and CENTREXION THERAPEUTICS CORPORATION, a Delaware corporation (“Tenant”).

1.	Basic Lease Information.

A.	“Building” shall mean the Office Unit in the commercial condominium located at and known as 200 State Street, Boston, Massachusetts; and as further defined in Section 2 hereof.

B.	The “Rentable Square Footage of the Building” is the rentable square footage of the Office Unit and is deemed to be 301,896 square feet.

C.

The “Condominium” is that certain commercial condominium known as 200 State Street Condominium, created by that certain Master Deed dated June 30, 2005, recorded with the Suffolk County Registry of Deeds at Book 37481, Page 1, as amended and restated by that certain Amended and Restated Master Deed dated April 28, 2006, recorded with the Suffolk County Registry of Deeds at Book 39523, Page 221, as the same may be amended and in effect from time to time. The Office Unit is defined in the Master Deed of the Condominium.

D.

“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises are located on the 6th floor of the Building. The “Rentable Square Footage of the Premises” is deemed to be 11,486 square feet on the 6th floor. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

E.	“Base Rent”:

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
Commencement Date to the day prior to Rent Commencement Date	$0	$0	$0
Lease Year 1	$49.75	$571,428.50	$47,619.04
Lease Year 2	$50.75	$582,914.50	$48,576.21
Lease Year 3	$51.75	$594,400.50	$49,533.38
Lease Year 4	$52.75	$605,886.50	$50,490.54
Lease Year 5	$53.75	$617,372.50	$51,447.71
Lease Year 6	$54.75	$628,858.50	$52,404.88
Lease Year 7	$55.75	$640,344.50	$53,362.04

F.

“Tenant’s Pro Rata Share”: Tenant’s Pro Rata Share shall mean the percentage derived by dividing the rentable square feet in the Premises by the total rentable square feet of the Building; in the event that either the rentable square feet of the Premises or the rentable square feet of the Building changes,Tenant’s Pro Rata Share will be appropriately adjusted and, as to the calendar year (or Fiscal Year, with respect to Taxes) in which such change occurs,Tenant’s Pro Rata Share shall be determined on the basis of the number of days during such calendar year or Fiscal Year at each such percentage. As of the date hereof, Tenant’s Pro Rata Share shall be deemed to be 3.80%

G.	“Base Year” for Taxes: Fiscal Year (defined below) 2017 (i.e., July 1, 2016 to June 30, 2017).
“Base Year” for Expenses: calendar year 2017.

For purposes hereof, “Fiscal Year” shall mean (with respect to the Base Year for Taxes) the period of July 1, 2016 to June 30, 2017 and each period of July 1 to June 30 thereafter.

H.

“Term”: The Term shall commence on the date that Landlord delivers possession of the Premises to Tenant free of all occupants and tenants in accordance with Article 3 of this Lease (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end seven (7) years following the Rent Commencement Date, subject to extension as provided in this Lease (the” Termination Date”). The “Rent Commencement Date” shall be the earlier of (i)seven (7) months following the date on which Tenant has completed Tenant’sWork (described in Exhibit C) and commences to occupy the Premises for its Permitted Use (the “Business Occupancy Date”) or (ii) June 1, 2017. If the Rent Commencement Date is not the first day of a calendar month, then the first “Lease Year” (consisting of the first 12 calendar months following the Rent Commencement Date) and the Term shall be expanded to include the partial month following the Rent Commencement Date so that the first Lease Year shall expire at the end of the 12th full calendar month following the month in which the Rent Commencement Date occurs. The second and succeeding “LeaseYear(s)” shall be periods of twelve (12) full calendar months following the end of the first Lease Year. Promptly after the determination of the Business Occupancy Date, Landlord and Tenant shall enter into a commencement date letter agreement in the form of Exhibit C-1 attached hereto

I.	Tenant allowances: An amount equal to $574,300.00, as further described in the attached Exhibit C.

J.	“Security Deposit”: $300,000.00 (which amount shall be reduced as set forth in Article 6) in the form of a letter of credit in accordance with Article 6.

K.	“Guarantor”: None

L.	“Brokers”: Landmark Real Estate Advisors (Tenant’s broker) and Newmark Grubb Knight Frank (Landlord’s broker)

M.	“Permitted Use”: general office use, and uses incidental thereto consistent with general business offices in first-class office buildings in downtown Boston, Massachusetts, and for no other purpose..

N.	“Notice Addresses”:

Tenant:

On and after the Business Occupancy Date, notices shall be sent to Tenant at the Premises with a copy in like manner to Hinckley, Allen & Snyder LLP, 28 State Street, Boston, Massachusetts 02109 (Attention: Thomas Bhisitkul, Esquire) (“Tenant’s Attorney”). Prior to the Business Occupancy Date, notices shall be sent to Tenant at the following address:

Centrexion Therapeutics Corporation	With a copy to: Tenant’s Attorney
509 South Exeter Street, Suite 202
Baltimore, MD 21202
Attention: Mr. Gregg Beloff

Landlord:	With a copy to:

GLL Real Estate Partners	Colliers International
200 South Orange Avenue	200 State Street, Suite 105
Suite 1375	Boston, Massachusetts 02109
Orlando, Florida 32801	Attention: Building Manager
Attention: Mr. Edward Rime

And

Sherin and Lodgen LLP
101 Federal Street
Boston, Massachusetts 02110
Attention: Edward M. Bloom, Esquire

Rent (defined in Section 4.A) is payable as follows:

By US Mail	By Overnight Courier

Wells Fargo Lockbox	Wells Fargo Lockbox—E2001-049
GLL 200 State Street, L.P.—Rent	Ref: GLL 200 State Street, L,P.-79677
P.O. Box 79677	3440 Flair Drive
City of Industry, CA 91716-9677	El Monte, CA 91731

By Wire

Wells Fargo Bank
420 Montgomery Street, 9th Floor
San Francisco, CA 94104
ABA #: 121-000-248
Account Name: GLL 200 State Street LP.—Rent
Account # 20000-42922526
Contact: Michelle Broussard
415-243-7596

O.

“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate up to 3 additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

P.	[Intentionally Omitted]

Q.	“Law(s)” means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

R.	“Normal Business Hours” for the Building are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

2.	Lease Grant.

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Building that are designated by Landlord for the common use of tenants and others. The term “Building” as used in this Lease shall mean: (i) the Office Unit; (ii) the Building Common Areas (as hereinafter defined); and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto.

Tenant shall have the non-exclusive right to use in common with other tenants and occupants in the Building, and subject to the Rules and Regulations referred to in Article 5 of this Lease, those portions of the Building which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants or occupants of the Building which shall include, notwithstanding anything to the contrary in this Lease, the Building lobby and entrances, passenger and freight elevators, common bathrooms, common parking areas, and all common hallways necessary for Tenant’s access to the Building and the Premises (such areas, together with such other portions of the Building designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants or occupants, referred to herein as the “Building Common Areas”). Tenant shall have the non-exclusive right to use in common with other tenants and occupants in the Condominium, and subject to: (i) the Rules and Regulations referred to in Article 5 of this Lease; (ii) any other rules or regulations of the Condominium in effect from time to time; and (iii) the condominium documents of the Condominium, as the same may be amended and in effect from time to time, including, without limitation, the Master Deed, the Declaration of Trust, the bylaws and any other document concerning the relationship between the unit owners of Condominium and the operation and maintenance of the Condominium (the “Condominium Documents”), those portions of the Condominium which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants or occupants of the Condominium (such areas, together with such other portions of the Condominium designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants or occupants, referred to herein as the “Condominium Common Areas”). The “Common Areas” as used in this Lease shall mean the Condominium Common Areas and the Building Common Areas.

3.	Possession.

A.	Subject to Landlord’s obligations under Section 9.B., and subject to satisfaction of all Delivery Conditions (as hereinafter defined) the Premises will be delivered by Landlord in “as is” condition.

B.

If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease. However, except for the cost of services requested by Tenant (e.g. freight elevator usage after Normal Business Hours, electricity and fire alarm/smoke detector disconnects), Tenant shall not be required to pay Rent for any days of possession before the Rent Commencement Date during which Tenant is in possession of the Premises whether for the purpose of performing improvements or installing furniture, equipment or other personal property or, after the Business Occupancy Date, occupying the Premises for its Permitted Use.

C.

“Delivery Conditions” shall mean and include the following terms and conditions: (i) the Premises are vacant, broom clean, with all personal property of any prior tenant (other than the Retained FF&E, as defined in Exhibit F) and otherwise in condition such that Tenant can immediately occupy the Premises and perform Tenant’s Work; (ii) all Building systems, utilities and facilities serving the Premises, including, without limitation, heating, ventilation and air conditioning, electricity, water, plumbing and sewerage systems shall be in good working order, condition and repair and adequate in all respects for Tenant’s use; and (iii) all means of access to the Premises, including, without limitation, the Building elevators and other facilities reasonably necessary for Tenant to undertake the Tenant Work, shall be free of obstruction, intact and in good working order.

4.	Rent.

A.

Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction except to the extent otherwise provided in this Lease, the total amount of Base Rent and Additional Rent due for the Term. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord pursuant to the terms of this Lease. Additional Rent and Base Rent are sometimes collectively referred to as “Rent”. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Monthly installments of Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 Business Days for the first 2 late payments of Rent in a given calendar year. If the Term terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant’s Pro Rata Share of any Tax Excess (defined in Section 4.B.) or Expense Excess (defined in Section 4.B.) for the month shall be prorated based on the number of days in such calendar month. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party’s right to recover the balance or pursue other available remedies. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

B.

Expense Excess and Tax Excess. Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined in Section 4.C.) for each calendar year during the Term (commencing with calendar year 2018) exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined in Section 4.D.) for each Fiscal Year during the Term (commencing with Fiscal Year 2018) exceed Taxes for the Base Year (the “Tax Excess”). If Expenses and/or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses and/or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses and/or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month following the conclusion of the applicable Base Year, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the Expense Excess and one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide (but not more than once in any calendar year) Tenant with a revised estimate, as the case may be. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess by January 1 of a calendar year, or the Tax Excess by the start of each new Fiscal Year, Tenant shall continue to pay monthly installments based on the previous calendar year’s or Fiscal Year’s estimate(s), as the case may be, until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous calendar or Fiscal Year’s estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or, at Tenant’s election, credited against the next due future installment(s) of Additional Rent.

As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, but in no event more than 120 days thereafter, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. The failure of Landlord to timely furnish any statement shall not prejudice Landlord from enforcing its rights under this Section 4. Any statement of actual Expenses will be furnished in reasonable detail, prepared on an accrual basis of accounting consistently applied from year to year. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess and/or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Lease terminates before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due within 30 days of its delivery of the statement of Expenses and/or Taxes. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess and/or actual Tax Excess for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and/or Taxes, any underpayment for the prior calendar year.

C.

Expenses Defined. “Expenses” means all reasonable and customary costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building, which shall be calculated in a commercially reasonable manner consistently applied from year to year, including, but not limited to:

1.

Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans, but excluding such labor costs for personnel above the grade of building manager and other supervisors.

2.

Management fees paid to a third party manager (provided the same are comparable to management fees generally charged for first class office buildings in Boston), the cost of equipping and maintaining a management office (including the fair rental value of said management office), accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services if a third party has not been hired or paid to provide management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

3.	The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

4.

Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

5.

The costs to operate, repair and maintain and replace all systems and equipment and components of the Building, including the structural portions of the Building, the roof and roof coverings of the Building, the exterior walls and windows and the mechanical, gas, steam, electrical, sanitary, HVAC, elevator, plumbing and life-safety systems of the Building and the costs incurred in connection with the parking garage servicing the Building, provided that none of the foregoing costs are capital expenses or costs for capital improvements, repairs, or replacements under generally accepted accounting principles.

6.

Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. “Electrical Costs” means: (a) charges paid by Landlord for electricity provided to the Building Common Areas; and (b) costs incurred in connection with an energy management program for the Building. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

7.

The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business that are not in themselves capital improvements, repairs or replacements under generally accepted accounting principles) made to the Building which are: (a) performed primarily to reduce operating expense costs of the Building; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Building, after the date of this Lease. The cost of any such capital improvements shall be amortized by Landlord over the improvement’s useful life, as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently applied. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement.

8.

Payments, fees or charges assessed to the owner of the Office Unit under the Condominium Documents (including, without limitation, any Condominium Charges, as hereinafter defined) and/or under any easement, license, operating agreement, declaration, restrictive covenant or any instrument pertaining to the sharing of costs by the Office Unit. Whereas the Office Unit is part of the Condominium, Condominium

Charges include, without limitation, the Office Unit’s proportionate share of the following costs: all charges and rates connected with water supplied to the Building and related sewer use charges; all charges connected with security and HVAC supplied to the Building, the cost of labor and material for cleaning the grounds and paved areas of the Building, fire, casualty, liability, and such other insurance as may be required under any mortgage on the Condominium or any ground lease to which the Condominium is subject. Notwithstanding the foregoing, Condominium Charges shall not include: (i) costs, assessments or charges for capital improvements, repairs or replacements; or (ii) any costs or expenses that are separately included in Expenses or Taxes.

If Landlord incurs Expenses for the Building together with one or more other buildings or properties, or one or more other units of the Condominium, whether pursuant to a reciprocal easement agreement, the Condominium Documents, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and the other buildings, units or properties. Notwithstanding anything to the contrary in this Lease, Expenses shall not include: (i) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space in the Building; (ii) the cost of capital improvements, including, without limitation, capital repairs or replacements (except as set forth in clause 7 above); (iii) depreciation, interest or amortizations (except as provided above for the amortization of capital improvements), or ground lease rents or charges; (iv) principal and interest payments, points or fees of mortgage and other debts encumbering the Building or the property of which the Building is part; (v) the cost of repairs or other work, or any other cost or expenditure, to the extent Landlord is reimbursed by insurance or condemnation proceeds or by any third party; (vi) costs in connection with marketing and leasing space in the Building, including without limitation, brokerage commissions, space planning costs, legal fees relating to the review or negotiation of leases and related agreements or relating to tenant disputes, construction costs, advertising and promotional expenses, lease concessions, including rental abatements and construction allowances, granted to specific tenants; (vii) costs incurred in connection with the sale, financing or refinancing of the Building; (viii) fines, interest and penalties incurred due to the late payment of Taxes (defined in Section 4.D) or Expenses, and any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; (ix) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (x) costs of services or other benefits which are not provided to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building; (xi) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (xii) costs arising from the presence of hazardous materials or substances or asbestos in or about the Premises, the Building or the Condominium; and (xiii) any Expenses not billed to Tenant within 18 months after the expiration of the calendar year in which such Expenses were incurred.

If the Building is not at least 95% leased during any calendar year, those Expenses that are Variable Expenses (defined below), shall, at Landlord’s option, be determined as if the Building had been 95% leased during that calendar year. If Tenant pays for its Pro Rata Share of Expenses based on increases over a “Base Year” and Expenses for a calendar year are determined as provided in the prior sentence, Variable Expenses for the Base Year shall also be determined as if the Building had been 95% leased during the Base Year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that vary materially based on changes in the occupancy of the Building including, without limitation, expenses for electricity, water, sewage and janitorial services (collectively, “Variable Expenses”); the foregoing extrapolation of Variable Expenses is intended to enable Landlord (where the Building is less than 95% leased) to distribute a portion of the Variable Expenses otherwise attributable to the vacant space to the remaining tenants in the Building; however, in no event shall the extrapolation of Variable Expenses herein result in the Landlord recovering more than the Variable Expenses actually incurred by Landlord. If any amounts comprising Expenses are incurred not just with respect to the office area of the Building, but also with respect to the retail area of the Building, then Landlord shall reasonably allocate such amounts between the office and retail areas and such allocation shall be made on a fair and equitable basis, based on the usage of and benefits received from the Expense amounts involved.

D.

Taxes Defined. “Taxes” shall mean: (1) all real estate taxes and other assessments on the Building including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Building’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Building; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Building; and (3) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If a betterment assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord’s election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.

E.

Audit Rights. Tenant may, within 90 days after receiving Landlord’s statement of Expenses, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a licensed CPA firm, or other reasonably qualified third party with expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building, provided said third party’s compensation shall in no way be contingent upon or correspond to the financial savings to Tenant resulting from such review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, provided, however, that if said audit determines that Expenses for the Building for the year in question were overstated by 5% or more, then Landlord shall reimburse Tenant, within 30 days after receipt of paid invoices from Tenant, for reasonable amounts paid by Tenant to its auditing agent for such audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. Tenant, however, shall always have the right to audit and examine the Expenses for the Base Year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant, provided that if the Term expires before such determination, Landlord shall promptly refund any overpayment to Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential and, as a condition to Tenant’s audit rights, Tenant and its examiners shall be required to execute and deliver to Landlord a confidentiality agreement in form reasonably acceptable to Landlord and Tenant. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

5.	Compliance with Laws; Use.

The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. Notwithstanding the foregoing, Tenant shall not be obligated to make any structural alterations or capital improvements to the Premises to comply with any Laws unless such compliance is required as the result of the specific nature of Tenant’s business in the Premises (other than general office use) or is the result of the acts or omissions of Tenant or its agents, employees or contractors or any design or configuration of the Premises specifically installed by Tenant. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to any violations of Laws by Tenant or any Tenant Related Parties (as defined in Section 14.B hereof) with respect to the Premises. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the rules and regulations.

6.	Security Deposit.

The Security Deposit, in the form of an unconditional irrevocable standby commercial letter of credit (the “Letter of Credit”) in the amount of $300,000.00 (the “Letter of Credit Amount”) shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages. Landlord may, from time to time, after any applicable notice and grace periods have expired, and without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured Event of Default by Tenant. The Letter of Credit shall terminate and Landlord shall return the Letter of Credit within 45 days after the earlier to occur of: (1) the Termination Date and Tenant’s surrender of possession of the Premises to Landlord in accordance with this Lease; or (2) the earlier termination of this Lease and Tenant’s surrender of possession of the Premises to Landlord in accordance with this Lease. If the Letter of Credit is returned pursuant to this Article 6 prior to the determination of Tenant’s Pro Rata Share of any Tax Excess and Expense Excess for the final year of the Term, then Tenant shall deliver to the Landlord a cash deposit, to be held in a segregated, non-interest-bearing account as security for the performance of Tenant’s obligations, in the amount of 50% of Tenant’s Pro Rata Share of any Tax Excess and Expense Excess that Landlord reasonably estimates remains unpaid by Tenant on the Termination Date for (i) any prior calendar or fiscal year for which final adjustments have not been made and (ii) the period commencing on the first day of the then calendar or fiscal year, as applicable, and ending on the Termination Date. Such cash deposit, without interest, shall be returned to Tenant within 45 days after the determination of Tenant’s Pro Rata Share of any Tax Excess and Expense Excess for the periods set forth in (i) and (ii) in the foregoing sentence, and payment is made by Tenant for any unpaid amount. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit.

The Letter of Credit shall be issued by a reputable domestic commercial bank or other domestic financial institution (i) which accepts deposits, maintains accounts and whose deposits are insured by the FDIC (ii) whose long term debt is rated at least A or the equivalent thereof by Standard & Poors Ratings Group or A or the equivalent thereof by Moody’s Investors Services, Inc. and (iii) whose capital and surplus is in excess of $500,000,000.00 (the “Bank”). The Letter of Credit shall be in a form and content as set forth in Exhibit D or any form substantially similar thereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. The Letter of Credit shall be maintained in effect throughout the Term.

If, as a result of any drawing by Landlord on the Letter or Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 10 Business Days after receipt of notice from Landlord, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the expiration of the Term, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than 30 days prior to the expiration of the Letter of Credit), which shall be upon the same terms as the expiring Letter of Credit or such other terms as may be reasonably acceptable to Landlord.

Notwithstanding the foregoing, if (a) there has been no Event of Default by Tenant during the preceding twelve (12) months and (b) Landlord has not had to draw on the Letter of Credit at all to satisfy past due Rent or to cure any uncured Event of Default by Tenant, then the Letter of Credit may be reduced to $100,000.00 as of the first day of the Fourth Lease Year. The foregoing reductions may be implemented either by replacing the original Letter of Credit with a new Letter of Credit in each instance or by amendments to the original Letter of Credit in such form and substance as are acceptable to Landlord.

It is specifically agreed and understood that if at any time during the Term of this Lease Landlord shall consider the Bank issuing the Letter of Credit to be in an unsatisfactory financial condition because it does not meet the financial criteria set forth above, or in the event the Bank shall be the subject of an insolvency proceeding or be placed under management of a controller, Tenant shall, upon Landlord’s demand, replace said Letter of Credit within ten (10) Business Days with a substitute Letter of Credit from a bank or financial institution then approved by Landlord or, at Landlord’s election, replace said Letter of Credit with a cash security deposit in the amount of the Letter of Credit, in which event, Landlord may draw down on said cash security deposit for the same purposes and to the same extent as it could have drawn down the Letter of Credit upon any Event of Default by Tenant. Tenant’s failure to so replace the Letter of Credit within ten (10) Business Days of Landlord’s demand shall be an Event of Default under this Lease.

7.	Services to be Furnished by Landlord.

A.

Landlord agrees to furnish Tenant with the following services: (1) Water service for use in the lavatories on each floor on which the Premises are located and for use in any kitchenette area approved by Landlord (but Tenant shall be responsible for providing hot water service to any such kitchenette area); (2) Heat and air conditioning (HVAC) in season during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable Class A buildings in downtown Boston or at such higher standards as required by governmental authority; (3) Maintenance and repair of the Building as described in Section 9.B.; (4) Janitor service on Business Days in accordance with the cleaning specifications attached hereto as Exhibit E, or such other reasonably comparable specifications designated by Landlord from time to time. If Tenant’s use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services; (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article 10; (7) access to the Building and the Premises (by elevator) for Tenant and its employees 24 hours per day, 7 days per week every day of the year; subject to the terms of the Lease; (8) Security for the Building, including the stationing of security guards in the Building lobby 24 hours per day, 7 days a week; and (9) such other services as Landlord reasonably determines are necessary or appropriate for the Building and that are typical with first class office buildings. Tenant, upon such advance notice as is reasonably required by Landlord (which in no event shall be greater than 24 hour advance notice), shall have the right to receive HVAC service during hours other than Normal Business Hours. Landlord represents that the current charge for after-hours HVAC is $75.00 per hour per floor. Landlord agrees that any increases in such after-hours HVAC service charge shall be limited to increases in Landlord’s actual, reasonable costs of supplying the after-hours HVAC services. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time.

B.

Landlord’s failure to furnish, or any interruption or termination of, services due to governmental action, the failure of any equipment, or the occurrence of any event or cause beyond the reasonable control of Landlord (a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement and Landlord shall use commercially reasonable efforts to correct such Service Failure. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 4 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 5th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property (defined in Article 15), arising out of or in connection with the failure of any security services, personnel or equipment.

8.	Leasehold Improvements.

All improvements to the Premises (collectively, “Leasehold Improvements”) shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. Notwithstanding the foregoing, all Tenant’s Property (as defined in Article 15) shall remain the property of Tenant and shall not remain upon the Premises. It is understood and agreed that any Tenant’s Property which is minimally attached to the walls or floor of the Premises may be removed by Tenant, provided Tenant repairs any damage caused by such removal. However, Landlord, by written notice to Tenant not later than 30 days prior to the Termination Date, may require Tenant to remove, at Tenant’s expense: (1) Cable (defined in Section 9.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant’s possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant’s expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section 9.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alterations, if any, will be considered to be a Required Removable. Any Required Removable identified by Landlord at the time Tenant requests approval for a proposed Alteration must be removed by Tenant whether or not Landlord provides the written notice (to be sent not later than 30 days prior to the Termination Date) to Tenant as set forth above, and all other Alterations not so designated by Landlord as a Required Removable need not be removed by Tenant.

9.	Repairs and Alterations.

A.

Tenant’s Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good order, condition and repair, damage due to fire, casualty, taking and reasonable wear and tear excepted. For purposes of this Lease, the term “reasonable wear and tear” constitutes that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall “reasonable wear and tear” excuse Tenant from its duty to keep the Premises in good maintenance and repair or otherwise usable, serviceable and tenantable. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone, telecommunications and data cabling and related equipment (collectively, “Cable”) that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building (and Tenant’s contractor shall have access to the Building electrical and telephone closets for connection and maintenance without any charge from Landlord); (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section 9.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency involving risk of imminent injury to persons or imminent and significant property damage), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Notwithstanding the foregoing, if the repair required of Tenant cannot be completed within 15 days after Landlord’s notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant’s behalf so long as Tenant has commenced such repair within said 15 day period and is diligently pursuing the same to completion.

B.

Landlord’s Repair Obligations. Landlord shall, consistent with the standards of a first class office building, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business in performing its repair obligations.

C.

Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) it is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) it is not visible from the exterior of the Premises or Building; (3) it will not affect the systems or structure of the Building; and (4) it does not require work to be performed inside the walls or above the ceiling of the Premises (other than Cable). However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section 9.C unless otherwise provided. Prior to starting work (other than for Cosmetic Alterations), Tenant shall furnish Landlord with plans and specifications (if and to the extent necessary for the issuance of building permits) reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; and evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord. Material changes to the plans and specifications must also be submitted to Landlord for its approval. Landlord agrees to respond to Tenant with respect to plans and specifications and to material changes thereof within fifteen (15) Business Days (except with respect to plans and specifications, and material changes thereto, for the initial Tenant’s Work under Exhibit C, to which Landlord hereby agrees to respond within fifteen (15) calendar days). Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid unreasonable disruption to the occupants of the Building, shall have the right to reasonably designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant’s plans for Non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Non-Cosmetic Alterations equal to 2% of the cost of the Non-Cosmetic Alterations. Upon completion of Non-Cosmetic Alterations that involve the relocation or construction of walls, Tenant shall furnish Landlord “as-built” plans, completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use. In addition, Landlord’s consent and approval in connection with an Alteration is given solely for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon such approval for any purpose whatsoever. Without limiting the foregoing, in no event shall such consent or approval be deemed to be the consent of the Landlord within the meaning of Section 2 of Chapter 254 of the General Laws of Massachusetts.

10.	Use of Electrical Services by Tenant.

A.

Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises (and separately for both suites constituting the Premises) shall be separately metered at Landlord’s expense and may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges.

B.

Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

C.

In order to assist Landlord in complying with any governmental energy reporting requirements for the Building, Tenant, if requested by Landlord, shall provide Landlord with information that relates to Tenant’s separately metered energy use, use of space and operating hours for the Premises and other information reasonably required by Landlord for compliance with said governmental energy reporting requirements, which requests by Landlord Tenant shall endeavor to respond to within thirty (30) days thereafter.

11.	Entry by Landlord.

Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises (with respect to showing to prospective tenants, only within the last 12 months of the Term unless Tenant has exercised the Extension Option, in which case only within the last 12 months of the Extension Term), to clean and make repairs (or alterations involving Building services or utility lines referred to in Article 29 hereof or as otherwise permitted in the Lease), alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants’ premises. Except in emergencies (involving risk of imminent personal injury or imminent significant property damage) or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally or by email. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in such emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent, but Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s business in the Premises.

12.	Assignment and Subletting.

A.

Except in connection with a Permitted Transfer (defined in Section 12.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed if Landlord does not elect to exercise its termination rights under Section 12.B below. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) in the case of an assignment of this Lease, the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee’s business is not, in Landlord’s reasonable determination, suitable for the Building considering the business of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; (5) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; or (6) Landlord has, within the three (3) months prior to the request for consent, commenced negotiations with the proposed transferee for other space in the Building. Notwithstanding subsection (3) above, Landlord will not withhold its consent solely because a proposed subtenant or assignee is an occupant of the Building if Landlord does not have (or will not have within 6 months of the commencement date of the proposed sublease or assignment) space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord’s option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

B.

As part of its request for Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee (in the case of an assignment of this Lease), a complete copy of the letter of intent, term sheet or proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 15 days of its receipt (or 7 Business Days for a sublease of less than 50% of the Premises) of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) exercise its right to terminate this Lease with respect to (a) an assignment of this Lease or (b) a sublease of the entire Premises for the then remaining Term of the Lease. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750.00 for Landlord’s review of any Permitted Transfer or requested Transfer, provided however, that if Landlord’s actual reasonable costs and expenses (including reasonable attorney’s fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee (not to exceed $5,000.00).

C.

Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent (or Attributed Rent, if applicable as provided below) payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of any excess within 30 days after Tenant’s receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord’s review fee), including marketing costs, brokerage fees, legal fees, tenant improvement allowances, other reasonable and customary concessions and construction costs, all of which shall be amortized over the term of the Transfer, and the costs of any services which Tenant shall supply to a subtenant, such as electricity, which are not being supplied by Landlord to Tenant under the Lease. If Tenant is in Monetary Default (defined in Section 19.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord’s share of any excess). For the period from the Commencement Date to the Rent Commencement Date, during which Tenant is not obligated to pay Rent, the excess rent and other consideration which Tenant receives as a result of a transfer shall be calculated as the amount of such rents and other consideration in excess of $47,619.04 per month (the “Attributed Rent”).

D.

Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

E.

Tenant may (i) assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord or (ii) assign this Lease or sublet any portion of the Premises to any entity which controls Tenant or is controlled by Tenant or is under common control with Tenant without the consent of Landlord and without Landlord having any right to recapture all or any portion of the Premises or share in any Excess Rent, provided that all of the following conditions in either case are satisfied (a “Permitted Transfer”): (1) Tenant is not in default under this Lease beyond applicable notice and grace periods; (2) Tenant’s successor under subpart (i) shall own all or substantially all of the assets of Tenant; (3) Tenant’s successor under subpart (i) shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the Permitted Use does not allow the Premises to be used for retail purposes; and (5) Tenant shall give Landlord written notice at least 20 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization under subpart (i) or any Transfer under subpart (ii) (provided, however, that, if prohibited by confidentiality requirements in connection with such purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within 10 days after the effective date of such transaction). Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

13.	Liens.

Tenant shall not permit mechanic’s or other liens to be placed upon the Building, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or at the direction of Tenant. If a lien is so placed, Tenant shall, within 20 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

14.	Indemnity and Waiver of Claims.

A.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article 26) and agents (“Landlord Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted by third parties against Landlord or any of the Landlord Related Parties and arising out of or in connection with (i) any damage or injury occurring in the Premises or (ii) any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s subtenants, contractors or licensees.

B.

Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted by third parties against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord’s contractors or licensees.

C.

To the extent permitted by Law and except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant’s business or loss, theft or damage to Tenant’s Property (defined in Article 15) or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article 15 below.

15.	Insurance.

Tenant shall carry and maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises (“Tenant’s Property”); (3) Workers’ Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), and its respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. Tenant shall use commercially reasonable efforts to require that the insurer(s) give Landlord and its designees at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk or Special Form property insurance on the Building at not less than 95% of replacement cost value, as reasonably estimated by Landlord, and Commercial General Liability Insurance applicable to the Building and Common Areas, providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00. Except as specifically provided to the contrary, the limits of either party’s’ insurance shall not limit such party’s liability under this Lease.

16.	Subrogation.

Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

17.	Casualty Damage.

A.

If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty (whether to the Premises or to the Building), the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required constituting more than 30% of the full replacement cost value of the Building (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; or (4) a material uninsured loss to the Building occurs (provided that the lack of insurance is not due to Landlord’s failure to maintain the insurance required by this Lease). Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. Landlord shall only exercise its right to terminate this Lease in a good faith and non-discriminatory manner so as to avoid treating Tenant in a fashion different than other tenants in the Building similarly affected by the fire or other casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord (provided that the lack of insurance is not due to Landlord’s failure to maintain the insurance required by this Lease). Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

B.

If all or any portion of the Premises shall be made untenantable by fire or other casualty (whether to the Premises or to the Building), Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within 210 days from the date the repair and restoration is started, then regardless of anything in Section 17.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of the Tenant’s contractors or licensees.

18.	Condemnation.

Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”) or shall become inaccessible by reason of a Taking. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building’s use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord. In addition, if neither party terminates this Lease, then Landlord, with reasonable diligence and at Landlord’s expense (but only to the extent of the Taking award actually received by Landlord), will restore the Building and the Premises, including access thereto, as nearly as may be practical to the same condition as existed prior to the Taking.

19.	Events of Default.

Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default (each an “Event of Default”):

A.	Tenant’s failure to pay when due all or any portion of the Rent, if the failure continues for 7 days after written notice to Tenant (“Monetary Default”).

B.	Tenant’s failure to comply with the terms and provisions of Articles 5, 12 or 15 if the failure is not cured within 10 days after written notice to Tenant.

C.

Tenant’s failure (other than a Monetary Default or an Event of Default under Section 19.B) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease with respect to such failure. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant’s failure to comply with any specific term, provision or covenant of this Lease on 3 occasions during any 12 month period, Tenant’s subsequent violation of the same term, provision or covenant of this Lease shall, at Landlord’s option by written notice to Tenant, be an incurable Event of Default by Tenant.

D.	Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

E.	The leasehold estate is taken by process or operation of Law.

20.	Remedies.

A.

Upon an Event of Default by Tenant which is continuing, Landlord shall have the right without notice or demand (except as provided in Article 19) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

1.

Terminate this Lease by notice in writing to Tenant, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, seek a summary process judgment to enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant’s default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, and any deficiency that may arise from reletting or the failure to relet the Premises.

2.

Following termination of this Lease, Landlord shall use commercially reasonable efforts to relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. The foregoing obligation to use commercially reasonable efforts shall not apply if Landlord seeks liquidated damages under Sections 20.A.3 or 20.A.4. Landlord may collect and receive all rents and other income from the reletting which (less Landlord’s Costs of Reletting, as hereinafter defined) shall be credited against Rent otherwise payable by Tenant hereunder. Notwithstanding the termination of this Lease, Tenant shall remain liable to Landlord for the Rent as it becomes due under this Lease subsequent to its termination and Tenant shall pay Landlord on demand all past due Rent and any deficiency arising from the reletting or failure to relet the Premises. Provided Landlord has used commercially reasonable efforts, Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant. “Costs of Reletting” shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

3.

In lieu of calculating damages under Sections 20.A.1 or 20.A.2 above, Landlord may elect by written notice to Tenant at any time following a termination of this Lease to receive as liquidated damages the sum of (a) all Rent accrued through the later of the date of termination of this Lease or date of Landlord’s election, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term following the date of Landlord’s election discounted to present value at the Prime Rate (defined in Section 20.B. below) then in effect, minus the then present fair rental value of the Premises (inclusive, without limitation, of Taxes, Expenses, and other elements of Rent under this Lease) for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Landlord elects to receive the liquidated damages set forth in this Section 20.A.3, such liquidated damages shall be in lieu of any other further damages or indemnity and in lieu of full recovery by Landlord of all other sums payable under the other provisions of this Lease.

4.

In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under the other provisions of this Section, Landlord may, by written notice to Tenant, at any time after termination of this Lease elect to recover, and Tenant shall thereupon pay, Liquidated Damages. “Liquidated Damages” shall be equal to: (a) the aggregate of the Base Rent and Additional Rent accrued either (i) in the twelve (12) months next following such termination, if such termination occurs during the first three Lease Years of the initial Term, or (ii) in the six (6) months next following such termination, if such termination occurs on or after the first day of the fourth Lease Year of the initial Term (but in the latter case the amount payable shall not exceed the Base Rent and Additional Rent due for the then remainder of the Term); plus (b) the amount of Rent of any kind accrued and unpaid at the time of termination. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above (except that in no event shall the Landlord be entitled to recover damages under both this Lease and under such statute or rule of law; and if Landlord has received a sum payable hereunder as liquidated damages, then Landlord may not then seek to recover any further or additional damages under this Lease, under such statute or rule of law, or otherwise).

B.

Unless expressly provided in this Lease, the termination and repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. Unless expressly provided, no right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares an Event of Default by Tenant, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 4%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

21.	Limitation Of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE 26 BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE 26 BELOW) ON THE BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

22.	No Waiver.

Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party’s failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises.

23.	Quiet Enjoyment.

Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

24.	[Intentionally Omitted]

25.	Holding Over.

Except for any permitted occupancy by Tenant under Article 8, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant’s occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the Base Rent due for the period immediately preceding the holdover, plus Additional Rent that would have been payable for the applicable monthly period. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 10 Business Days after the later of (i) the expiration or earlier termination of the Term, or (ii) the date that Landlord notifies Tenant of Landlord’s inability to deliver possession, or perform improvements for a new tenant, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

26.	Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises or the Building, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. Upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee, provided such Mortgagee agrees not to disturb Tenant in its tenancy hereunder should the Mortgagee foreclose Landlord’s interest in the Building. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord’s interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party’s actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

Landlord will use reasonable efforts to obtain, within sixty (60) days of the execution and delivery of this Lease, a subordination, non-disturbance and attornment agreement from the current Mortgagee (the “SNDA”). “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability, Tenant hereby agreeing to pay all costs and charges in connection with Landlord’s efforts to obtain an SNDA. Landlord’s failure to obtain an SNDA for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Notwithstanding the foregoing, if Landlord fails to obtain the SNDA within such sixty (60) day period, Tenant shall have the right, but not the obligation, to attempt to obtain the SNDA at Tenant’s sole cost and expense. Landlord hereby agrees to cooperate in a reasonable manner with such attempts.

27.	Attorneys’ Fees.

If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

28.	Notice.

If a demand, request, approval, consent or notice (collectively referred to as a “notice”) shall or may be given to either party by the other, the notice shall be in writing and delivered by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address in the manner described in this Article.

29.	Excepted Rights.

This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building’s name or address. Landlord also has the right to make such other changes to the Building as Landlord deems appropriate, provided the changes do not materially affect Tenant’s ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent, subject, however, to the provisions of Section 7.B.

30.	Surrender of Premises.

At the expiration or earlier termination of this Lease, Tenant shall remove Tenant’s Property (defined in Article 15) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, reasonable wear and tear and damage by or repairs that are Landlord’s responsibility and repairs due to fire or other casualty or a result of a Taking excepted. Tenant shall also be required to remove the Required Removables in accordance with Article 8. If Tenant fails to remove any of Tenant’s Property within 2 days after the termination of this Lease, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant’s Property.

In addition, if Tenant fails to remove Tenant’s Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant’s Property to be abandoned, and title to Tenant’s Property shall be deemed to be immediately vested in Landlord.

31.	Miscellaneous.

A.

This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease.

B.

Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form reasonably satisfactory to Landlord), if the initial term of this Lease or the initial term plus any renewal terms granted exceed, in the aggregate, 7 years. If this Lease is terminated before the Term, expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease.

C.	Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

D.

Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable. control of the performing party. (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

E.

Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building referred to herein, and upon such transfer Landlord shall be released from any obligations arising or accruing after such transfer, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

F.

Tenant represents that it has dealt directly with and only with the Brokers as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to the Brokers in accordance with the terms of a separate agreement between Landlord and Newmark Grubb Knight Frank.

G.

Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is a duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them. Landlord covenants, warrants and represents that (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located; and (4) Landlord is the record owner in fee title to the Building.

H.

Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

I.

The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Sections 4.A and 4.B. and Articles 8, 14, 20, 25 and 30, as well as Sections 31.F and 31.N, shall survive the expiration or early termination of this Lease.

J.

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective unless and until an original copy of this Lease has been signed by both parties and a counterpart original delivered to each party.

K.

All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

L.

Tenant, within 15 days after request, shall provide Landlord with Tenant’s most recent financial statement if Landlord is requested to produce the information in connection with a proposed financing or sale of the Building but such request shall not be made by Landlord more frequently than once every calendar year and only in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

M.

Failure by Landlord to observe any of its obligations under this Lease will constitute a default only if such failure continues for a period of thirty (30) days (and such additional time, not to exceed 120 days in the aggregate, as may be reasonably necessary for Landlord to remedy such failure) after Landlord receives written notice of such failure from Tenant, setting forth in reasonable detail the nature and extent of Landlord’s failure and identifying the provisions of this Lease alleged to have been violated.

N.

Should Tenant bring use, store or treat any Hazardous Materials (as hereinafter defined) in or upon the Premises, Tenant shall comply with all Environmental Regulations (as hereinafter defined) which regulate, govern or impact Tenant’s possession, use, storage, treatment or disposal of said Hazardous Materials. Tenant shall indemnify and hold Landlord harmless from all claims, liens, losses, damages and expenses, including without limitation reasonable attorneys’ fees and expenses, resulting from any release of Hazardous Materials at the Premises in violation of Environmental Regulations caused by Tenant. The obligations of Tenant under this Section 31.N shall survive the termination of this Lease. As used in this Lease, the term “Environmental Regulations” shall mean all applicable environmental laws, rules, regulations and orders regulating the presence or release of Hazardous Materials of any applicable governmental authority having jurisdiction over the Premises. As used in this Lease, the term “Hazardous Materials” shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any Environmental Regulation, and shall include asbestos, petroleum products and the terms “Hazardous Substance” and “Hazardous Waste” as defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) as amended, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act (“RCRA”), as amended, 42. U.S.C. § 6901 et seq., and all environmental protection statutes of the state and municipality in which the Premises are located.

O.

Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

P.

Landlord shall provide and maintain in the main lobby of the Building an alphabetical directory board or other directory device listing all tenants in the Building, including Tenant, and Landlord shall provide and maintain directory signage for Tenant in the elevator lobby of the 6th floor. Tenant shall be responsible for any signage at the entrance to the Premises, subject to Landlord’s reasonable approval.

Q.

Landlord shall provide Tenant with access to the Premises 24 hours a day, 7 days a week, subject to Landlord’s security requirements both during and after Normal Business Hours. Landlord shall provide on-site security, including the stationing of security guards in the main lobby of the Building 24 hours a day, 7 days a week. Tenant may install a compatible security card system to the Premises subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

R.	The Building’s current telecommunication providers include Comcast, Verizon, Cogent, XO Communications, AT&T and RCN cable.

S.

Any legal action or proceeding with respect to this Lease shall be brought by Landlord or Tenant in any court of competent jurisdiction in Massachusetts. By its execution and delivery of this Lease, Tenant and any Tenant Related Parties submit and accept, for themselves and their property, generally and unconditionally the jurisdiction of the Massachusetts courts. Tenant and any Tenant Related Parties, and Landlord and any Landlord Related Parties, waive any claim that the Commonwealth of Massachusetts is not a convenient forum or the proper venue for any such action or proceeding. Tenant shall qualify to do business in the Commonwealth of Massachusetts by making the appropriate filings with the Massachusetts Secretary of State.

32.	Entire Agreement.

This Lease and the following exhibits and attachments which are hereby incorporated into and made a part of this Lease constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises), Exhibit B (Building Rules and Regulations), Exhibit C (Work Letter), Exhibit C-1 (Commencement Date Letter Agreement), Exhibit D (Form of Letter of Credit), Exhibit E (Janitorial Specifications), Exhibit F (Additional Provisions) and Schedule A (Retained FF&E).

(Signature block on next page)

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

GLL 200 STATE STREET, L.P., a Delaware limited partnership

By:	GLL 200 State Street Corp., its general partner

	By:	/s/ Christopher E. Qulett
	Name:	Christopher E. Qulett
	Title:	Executive Vice President

	By:	/s/ James H. Cunningham, Jr.
	Name:	James H. Cunningham, Jr.
	Title:	President and CFO

TENANT:

CENTREXION THERAPEUTICS CORPORATION a Delaware corporation

By:	/s/ Kerry Brady
Kerry Brady
Chief Business Officer

EXHIBIT A

Dyer Brown & Associates, Inc. - ALL RIGHTS RESERVED - PLOTTED:

COMMERCIAL STREET
THE ROSE KENNEDY GREENWAY
STATE STREET

PREMISES - 11,486 RSF

LEASE EXHIBIT - EXHIBIT A
CENTREXION

DYERBROWN

1

EXHIBIT B

200 STATE STREET

BOSTON, MASSACHUSETTS

RULES AND REGULATIONS

Provided the same are consistently applied and enforced, Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises or install a security system without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Upon the termination of this Lease, Tenant shall restore to Landlord all keys or security cards of stores, offices, and lavatories, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys or cards so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. The initial set of security cards will be issued for Tenant’s employees without charge.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the county where the Building is located. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Condominium during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Building and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The lavatories, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Substance used or kept on the Premises.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Basic Lease Information. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

22. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window covering. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

23. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

24. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

25. Tenant must comply with all applicable “NO-SMOKING” and sorting of recyclable waste or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

26. Tenant hereby assumes all responsibility for the protection of Tenant and its officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Building or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

27. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

28. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and rubber side guards.

29. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

30. No tenant shall use or permit the use of any portion of the Premises or the Building for living quarters, sleeping apartments or lodging rooms.

31. Tenant shall not purchase spring water, ice, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

32. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time upon written notice to Tenant to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the Common Areas, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Notwithstanding the foregoing, no such change or rescission of these Rules and Regulations, nor new Rule and Regulations that would increase Tenant’s obligations, materially adversely impact Tenant rights, or impede or materially restrict Tenant’s access to or use of Common Areas or other facilities and amenities that are material to Tenant’s use and occupancy of the Premises shall not be enforceable on Tenant without its prior written approval. Landlord may waive, in limited circumstances, any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT C

WORK LETTER

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.	This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the initial improvements to be performed with respect to the Premises for Tenant’s use.

2.

All improvements described in this Work Letter to be constructed in and upon the Premises by Tenant are hereinafter referred to as the “Tenant Work”. It is agreed that construction of the Tenant Work will be completed at Tenant’s sole cost and expense (subject to Landlord’s obligation with respect to the Tenant Allowance as hereinafter defined) and in accordance with the requirements set forth herein.

3.

Tenant Work shall be done in a good and workmanlike manner in compliance with all applicable Laws and insurance requirements. Tenant will cause the Tenant Work to be performed in accordance with the construction standard procedures and specifications for the Building and using materials and finishes currently in quality at least equal to the quality designated by Landlord as the minimum standard for the Building.

4.

Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached, shall have the right to perform the Tenant Work. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Work in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9.C of the Lease including, without limitation, approval by Landlord (not to be unreasonably withheld or delayed) of the final plans for the Tenant Work and the contractors to be retained by Tenant to perform the Tenant Work. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Tenant Work shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves The Richmond Company (“Approved Contractor”) as Tenant’s general contractor for the performance of the Tenant’s Work, provided that the Approved Contractor employs union labor. The parties agree that if Tenant does not use the Approved Contractor, Landlord’s approval of any other general contractor to perform the Tenant Work shall not be considered to be unreasonably withheld if any such other general contractor (i) does not provide, on request of Landlord, trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as reasonably required by Landlord, or (iii) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Tenant will be responsible for Landlord’s out-of-pocket fees in approving Tenant’s plans and specifications and Tenant’s contractors.

5.

Provided an Event of Default by Tenant does not then exist (in which case, Landlord shall have the right to withhold disbursement of the amount requested until such Event of Default is cured or otherwise resolved to Landlord’s satisfaction), Landlord agrees to contribute the sum of $574,300.00 ($50.00 per Rentable Square Footage of the Premises) for the Tenant Work (the “Tenant Allowance”). The Tenant Allowance shall be used for the cost of the following in connection with the Tenant Work in and for the Premises: hard costs, including, without limitation, all labor and materials costs, construction costs, and project or construction management fees (the “Construction Allowance”) and not more than 20% of the Tenant Allowance may be used for Soft Costs (as hereinafter defined). Soft Costs shall include (i) engineering and architectural fees, including, without limitation, for the preparation of space plans and layout plans, and of any other plans and/or specifications of the Premises, and for consultation in the design of the Premises (collectively, “Design Fees”); (ii) Cable and Tenant’s security system; (iii) filing fees and costs incurred in obtaining a building permit, zoning permits, or other governmental permits and approvals necessary to perform the Tenant Work, and any legal and/or consultant fees incurred in connection with seeking same (“Permitting Costs”); (iv) costs and expenses in relocating Tenant’s business and operations to the Premises, including, without limitation, the cost of moving Tenant’s furniture, fixtures, equipment and other personal property and (where applicable) installing them in the Premises and/or (v) as an offset against Rent. The Construction Allowance shall be paid to Tenant or, at Tenant’s option, to the order of the general contractor that performs the Tenant Work, in periodic disbursements within twenty-five (25) days after receipt of the following documentation: (i) contractor’s, subcontractor’s and material supplier’s waivers of liens (or conditional waivers of liens) which shall cover all Tenant Work for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien Laws of the Commonwealth of Massachusetts, together with all such invoices, contracts, or other supporting data as Landlord may reasonably require; and (ii) a cost breakdown for each trade or subcontractor performing the Tenant Work. Notwithstanding of the foregoing, at such time as the aggregate disbursements reach 95% of the Construction Allowance, the final 5% of the Construction Allowance (the “Residue”) shall be held until the conditions for the Final Disbursement (defined below) have been satisfied. Upon completion of the Tenant Work, and prior to final disbursement of the Residue of Construction Allowance (the “Final Disbursement”), Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Tenant Work (if the Tenant Work has involved installation or relocation of any walls within the Premises), and (5) the certification of Tenant’s architect that the Tenant Work has been installed in a good and workmanlike manner in accordance with the approved plans. In no event shall Landlord be required to disburse the Construction Allowance more than one time per month. If the construction costs for the Tenant Work are estimated to exceed the Construction Allowance, Tenant shall be entitled to the Construction Allowance in accordance with the terms hereof, but each individual disbursement of the Construction Allowance shall be disbursed in the proportion that the Construction Allowance bears to the total estimated construction costs for the Tenant Work (subject to holding of the final 5% Residue, as referenced above). By way of example and without limiting the generality of the foregoing, if the estimated construction costs for the Tenant Work are $650,000.00, then each individual disbursement of the Construction Allowance for the Premises shall be $574,300/$650,000 or 88.35% of each contractor’s invoice (subject to holding the final 5% Residue referenced above).

6.

Any portion of the Tenant Allowance for which reimbursement is sought otherwise remaining after December 1, 2018 (“Unused Allowance”) shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

7.

This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT C-1

200 STATE STREET

BOSTON, MASSACHUSETTS

COMMENCEMENT DATE LETTER

Date:

Tenant

Address:

Re:

Office Lease dated October    _____, 2016 between GLL 200 State Street, L.P., a Delaware limited partnership (“Landlord”), and Centrexion Therapeutics Corporation, a Delaware corporation (“Tenant”), concerning premises on the 6th floor of the office building located at 200 State Street, Boston, Massachusetts (the “Lease”)

Gentlemen:

In accordance with the terms and conditions of the Lease, Tenant agrees as follows:

The Commencement Date of the Lease is __________.

The Rent Commencement Date of the Lease is

The First Lease Year expires on

The Termination Date of the Lease is                         , subject to extension in accordance with the Extension Option.

“Landlord”:

GLL 200 State Street, L.P., a Delaware limited partnership
By:	GLL 200 State Street Corp., its general partner

By:
Edward Rime, Vice President

Agreed to and Accepted as of , 2017. “Tenant”:

Centrexion Therapeutics Corporation a Delaware corporation

By:

EXHIBIT D

Letter of Credit Form

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

GLL 200 STATE STREET, L.P.

200 SOUTH ORANGE AVENUE

SUITE 1375

ORLANDO, FLORIDA 32801

USA

DEAR SIR/MADAM:

BY ORDER OF OUR CLIENT, CENTREXION THERAPETICS CORPORATION (THE “APPLICANT”), WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF        IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S DATED AND SIGNED STATEMENT, STATING AS FOLLOWS:

“BENEFICIARY IS ENTITLED TO THE AMOUNT OF THE SIGHT DRAFT PURSUANT TO A LEASE DATED             , 2016 BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND THE APPLICANT, AS TENANT, RELATING TO SPACE ON THE 6TH FLOOR OF THE OFFICE BUILDING AT 200 STATE STREET IN BOSTON, MASSACHUSETTS, USA.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED. IN THE EVENT YOU ELECT TO DRAW UPON LESS THAN THE FULL STATED AMOUNT HEREOF, THE STATED AMOUNT OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF SUCH PARTIAL DRAW.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECIEPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE)THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JULY 15, 2024 WHICH IS THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. UPON RECEIPT OF SUCH NOTICE YOU MAY DRAW YOUR SIGHT DRAFTS ON US, IN THE FORM ATTACHED HERETO AS

EXHIBIT “A”, FOR THE AVAILABLE AMOUNT UNDER THIS STANDBY LETTER OF CREDIT ACCOMPANIED BY YOUR DATED AND SIGNED STATEMENT, STATING AS FOLLOWS:

“WE ARE IN RECEIPT OF YOUR NOTICE THAT YOU HAVE ELECTED NOT TO EXTEND SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSFO          AND THE UNDERLYING OBLIGATION REMAINS OUTSTANDING.”

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE EITHER IN PERSON OR BY OVERNIGHT COURIER BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES—STANDBY LETTER OF CREDIT DEPARTMENT; OR BY FACSIMILE TRANSMISSION AT: (408) 969-6510 OR (408) 496-2418 AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE, PROVIDED, HOWEVER, THAT DELIVERY OF SUCH ORIGINALS AND THE ABSENCE OF SUCH TELEPHONE ADVICE SHALL NOT BE A CONDITION TO THE EFFECTIVENESS OF THE DRAW AND THE BANK WILL DETERMINE TO HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE NEXT SUCCEEDING BUSINESS DAY. PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER AFTER 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE SECOND SUCCEEDING BUSINESS DAY.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”), AND AS TO MATTERS NOT ADDRESSED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS.

(BANK USE ONLY)	(BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A” [To Letter of Credit]

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK 3003TASMAN DRIVE SANTACLARA, CA 95054
(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                     .

EXHIBIT “B” [To Letter of Credit]

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK

3003 TASMAN DRIVE    RE: IRREVOCABLE STANDBY LETTER OF CREDIT

SANTA CLARA, CA 95054     NO.                 ISSUED BY SILICON VALLEY

BANK, ATTN:INTERNATIONAL DIVISION.

STANDBY LETTERS OF CREDIT        L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.	(BENEFICIARY’S NAME) By:

(Name of Bank)	Printed Name:

(Address of Bank)	Title:

(City, State, Zip Code)

(Print Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

EXHIBIT E

200 STATE STREET

BOSTON, MASSACHUSETTS

JANITORIAL SPECIFICATIONS

OFFICE AREA

Daily:	(Monday through Friday, inclusive, Holidays excepted)

1.	Empty all waste receptacles and recycling receptacles in individual offices and cubicles, and return to proper locations with liners.

2.	Sweep and dust mop all uncarpeted areas.

3.	Vacuum all rugs and carpeted areas.

4.	Dust all horizontal surfaces or furniture and equipment within normal reach.

5.	Clean and sanitize all drinking fountains and water coolers.

6.	Remove fingermarks from glass doors.

7.	Wipe clean all brass and other metal surfaces within normal reach.

8.	All lights turned off and doors locked after cleaning.

9.	Dust and wipe down all kitchenette countertops. Sweep and mop all kitchenette floors.

Monthly:

1.	Remove all fingermarks from doors, door jambs, and light switches,

2.	Edge vacuum all edges in office areas.

Quarterly:

1.	Dust all pictures, frames, chart boards and similar wall hangings.

2.	Dust all surfaces not reached in daily cleaning.

LAVATORIES

Daily:	(Monday through Friday, inclusive, Holidays excepted)

1.	Sweep and mop floors.

2.	Clean and sanitize all floors, toilet seats, bowls, urinals and fixtures.

3.	Clean all mirrors and shelves.

4.	Refill dispensers, soap dispensers, tissue/toilet paper/paper towel holders; and sanitary napkin and tampon dispensers, materials to be furnished by Landlord

5.	Empty paper towel receptacles and replace liners as needed.

6.	Dust all partitions.

Monthly:

1.	Wash all partitions, dispensers, and splash areas.

2.	Dust all light fixtures and ventilating grilles.

3.	Machine scrub lavatory floors.

Quarterly:

1.	Wash all tile walls and partitions.

EXTERIOR WINDOWS

1.	Window washing services in a manner consistent with other comparable buildings in downtown Boston, but no less than twice annually.

EXHIBIT F

ADDITIONAL PROVISIONS

1.	EXTENSION OPTION.

A.

Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Extension Option”) for one additional period of 5 years commencing on the day following the expiration of the initial Term and ending on the 5th anniversary of the original Termination Date (the “Extension Term”), if:

1.

Landlord receives notice of exercise (“Initial Extension Notice”) not less than 12 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

2.	No Event of Default by Tenant exists under the Lease at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.

No part of the Premises is sublet without Landlord’s consent (other than pursuant to a Permitted Transfer as defined in Section 12.E of the Lease) at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers its Binding Notice; and

4.

The Lease has not been assigned except with Landlord’s consent (or except pursuant to a Permitted Transfer as defined in Section 12.E of the Lease), prior to the date that Tenant delivers its Initial Extension Notice or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Extension Term.

1.

The initial Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Extension Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 4 of the Lease.

2.

Tenant shall pay Additional Rent (i.e. Tenant’s Pro Rata Share of Tax Excess and Expense Excess) for the Premises during the Extension Term in accordance with Article 4 of the Lease, provided that the Base Years for Taxes and Expenses shall be adjusted to the then current Fiscal Year and calendar year, respectively, such adjustment to be among the factors considered in determining the Prevailing Market rate for the Extension Term.

C.

Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant’s Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Extension Term. Tenant, within 15 Business Days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Extension Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Extension Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 Business Days period, Tenant’s Extension Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein within 15 Business Days thereafter. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Extension Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 Business Days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described above and Tenant fails to timely exercise its right to arbitrate, Tenant’s Extension Option shall be deemed to be null and void and of no further force and effect.

D.	Arbitration Procedure.

1.

If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 10 Business Days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Extension Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the financial district of downtown Boston, Massachusetts, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.

Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Extension Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3.

If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Extension Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

E.

Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms for the Extension Term and otherwise on terms and conditions consistent with this Lease. The Extension Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall return the Extension Amendment to Landlord within 15 days after Tenant’s receipt of same, either executed by Tenant or with comments, but, upon final determination of the Prevailing Market rate applicable during the Extension Term as described herein, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F.

Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under leases and extension and expansion amendments entered into by private sector tenants for a comparable term on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the financial district of downtown Boston, Massachusetts.. The determination of Prevailing Market shall take into account all relevant factors, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any relevant lease is reimbursed for operating expenses and taxes.

2.	PARKING.

A.

During the Term of the Lease, Landlord agrees to make available for lease to Tenant a total of 4 unreserved parking spaces (the “Spaces”) in the Building garage (“Garage”) for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above, but Landlord shall make additional spaces available to Tenant on a monthly tenant-at-will basis.

B.

During the Term of the Lease, Tenant shall pay Landlord, as Additional Rent in accordance with Article IV of the Lease, the then current rate for parking in the Garage, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder. The current rate for parking is $520.00 per space, per month.

C.	Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis.

D.

Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by Law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

E.

Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

F.

Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage. If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

G.	Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage.

H.

Tenant shall not assign or sublease any of the Spaces (except in connection with a Permitted Transfer, as defined in Section 12.E of the Lease or other assignment or sublease made with the consent of Landlord) without the consent of Landlord. Landlord shall have the right to terminate Tenant’s parking rights with respect to any Spaces that Tenant sublets or assigns in violation of the foregoing sentence.

I.

Landlord may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

J.

Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage (“Garage Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and pay the Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by Landlord’s negligence or willful misconduct. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

3.	RIGHT OF FIRST OFFER.

A.

Landlord hereby grants to Tenant the one-time option to lease, upon the terms and conditions hereinafter set forth, any rentable space on the sixth (6th) floor of the Building (the “Offer Space”) which becomes available for leasing (as determined in accordance with paragraph (B) below) during the Offer Period (hereinafter defined), prior to entering into a lease for such space with another party.

B.

The Offer Space shall be deemed to be “available for leasing” when Landlord is prepared for the first time only to offer to lease the Offer Space to any party other than the current occupant of the Offer Space.

C.

Prior to Landlord’s marketing the Offer Space that is available for leasing during the Offer Period, Landlord shall give Tenant a written notice (the “Offer Notice”) setting forth (i) the location, (ii) the rentable area, (iii) the proposed rental rate, (iv) all other proposed material economic terms and (v) the anticipated availability date (the “Offer Space Commencement Date”).

D.

Tenant’s right to lease the Offer Space shall be exercisable by written notice (the “Acceptance Notice”) from Tenant to Landlord delivered not later than ten (10) Business Days after the Offer Notice is delivered to Tenant, time being of the essence. Tenant may not elect to lease less than the entire portion of Offer Space described in the Offer Notice. If Tenant does not exercise the right to lease the Offer Space, then Landlord shall have the right thereafter to lease such space to another prospective tenant on the same terms and conditions as set forth in the Offer Notice (which terms and conditions will remain the same for 12 months following the date of the Offer Notice). If the Offer Space is not leased within said 12-month period, Landlord shall provide a new Offer Notice to Tenant which may contain different terms and conditions than were contained in the original Offer Notice. Tenant’s rights with respect to the new Offer Notice shall be governed by the terms and conditions of this Paragraph 3 except that if Tenant does not exercise the right to lease the Offer Space pursuant to the new Offer Notice, then Tenant’s rights with respect to the Offer Space shall terminate without further offering such space to Tenant, and within ten (10) Business Days of Landlord’s request therefor, Tenant shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the failure or waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties. If Tenant has validly exercised its option to lease the Offer Space, then the Offer Space shall be included in the Premises, subject to all the agreements, terms and conditions of the Lease as modified by the terms set forth in the applicable Offer Notice.

E.	Tenant’s right to lease Offer Space is subject to the following additional terms and conditions:

1.	This Lease must be in full force and effect on the date on which Tenant exercises its option of first offer to lease Offer Space and on the Offer Space Commencement Date;

2.

No Event of Default by Tenant exists under this Lease, either on the date Tenant exercises its option to lease Offer Space or on the Offer Space Commencement Date, unless Landlord, in its sole and absolute discretion, agrees in writing to permit Tenant to lease such Offer Space notwithstanding such default; and

3.	Tenant shall not have assigned this Lease (except in connection with a Permitted Transfer or an assignment to which Landlord has consented).

F.

If Tenant has validly exercised its option to lease the Offer Space, then effective as of the Offer Space Commencement Date, the Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease except that:

1.

The Rentable Area in the Premises shall be increased by the number of square feet of rentable area in the Offer Space and such Rentable Area in the Premises, as so increased, shall be used in calculating the increases in Tenant’s Pro Rata Share;

2.	The Annual Base Rent for the Offer Space shall be the Annual Base Rent per Rentable Square Foot specified in the Offer Notice;

3.

The Lease Term with respect to the Offer Space shall commence on the Offer Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Lease Term, including any extension or renewal thereof; and

4.

The Offer Space shall be rented in its “as is” condition as of the Offer Space Commencement Date, without representation or warranty by Landlord or any other party acting on behalf of Landlord and in no event shall Landlord have any obligation to perform any work to the Offer Space for use or occupancy by Tenant or provide Tenant any allowance therefor, except to the extent otherwise set forth in the Offer Notice.

G.

If Landlord fails to deliver possession on the Offer Space Commencement Date of the Offer Space because of any act or occurrence beyond the reasonable control of Landlord, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Lease Term either as to the Offer Space or the balance of the Premises; provided, however, that under such circumstances, (i) Landlord shall make reasonable efforts to obtain possession of such portion of the Offer Space and (ii) Rent shall not commence as to such portion of the Offer Space until Landlord is able to deliver possession thereof to Tenant.

H.

Upon the valid exercise by Tenant of its option to lease Offer Space, Landlord and Tenant shall promptly enter into a written amendment to this Lease reflecting the terms, conditions and provisions applicable to such portion of the Offer Space, as determined in accordance herewith.

I.

In the event any portion of the Offer Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the Offer Space shall thereupon be deleted from the Offer Space.

J.

As used herein, the term “Offer Period” shall mean the period commencing on the date of this Lease and expiring on the date which is twelve (12) months prior to the expiration of the initial Term, but if Tenant exercises its Extension Option, then the Offer Period shall expire twenty-four (24) months prior to the extended Termination Date, provided, however, that Tenant’s rights to the Offer Space shall expire with respect to any portion of the Offer Space once the said portion is leased to a third party.

4.	Retained FF&E.

Landlord and Tenant acknowledge that the prior tenant of the Premises has relinquished and left in the Premises certain furniture, fixtures, equipment and other property, as identified on the schedule attached hereto and incorporated herein as Schedule A (the “Retained FF&E”). Landlord shall, prior to and as a condition to delivery of the Premises to Tenant transfer title to the Retained FF&E to Tenant through a Bill of Sale and/or such other instruments of transfer, in form and content reasonably acceptable to Tenant. The Retained FF&E shall become and be part of Tenant’s Property.

Schedule A

FF&E Schedule

1.	Built-in desks and cabinets in all the private offices except the five (5) internal private offices to be demolished as part of Tenant’s build-out

2.	All low black filing cabinets, including the five (5) low black filing cabinets currently located in the to be demolished internal offices.

3.	Large conference room table and twenty (20) matching conference room chairs currently located in the large and medium conference rooms

4.	All desk chairs (but not the side/guest chairs)

5.	Light wood bookcase located in the west corner office

6.	Two (2) built-in cream colored filing cabinets located between the east corner offices

7.	Rolling shelving in the server room

8.	Phones and associated tel/data equipment in the server room